Exhibit 10.4

TLGY ACQUISITION CORPORATION

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

November 30, 2021

TLGY SPONSORS LLC

Room 601, 6/F

Yue Xiu Building

160-174 Lockhart Road, Wanchai

Hong Kong

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of TLGY Acquisition Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), TLGY Sponsors LLC (the “Sponsor”) shall take steps directly or indirectly to make available to the Company certain office space, utilities, secretarial assistance and administrative support services as may be required by the Company from time to time (the “Services”), situated at 4001 Kennett Pike, Suite 302, Wilmington, Delaware 19807, and Room 601, 6/F, Yue Xiu Building, 160-174 Lockhart Road, Wanchai, Hong Kong (or any successor location). In exchange therefore, the Company shall pay the Sponsor a sum of $15,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this letter agreement and/or any negotiations, contracts or agreements with the Company in relation to the provision of the Services provided herein and will not seek recourse against the Trust Account in relation to this letter agreement and/or the provision of the Services provided herein.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

TLGY ACQUISITION CORPORATION

By:	/s/ Jin-Goon Kim
Name:	Jin-Goon Kim
Title:	Chairman and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

TLGY SPONSORS LLC

By:	/s/ Jin-Goon Kim
Name:	Jin-Goon Kim
Title:	Manager of TLGY Holdings LLC as Manager of TLGY Sponsors LLC

[Signature Page to Administrative Service Agreement]